SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 27, 2005

STEPAN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4462	36-1823834
(Commission File Number)	(I.R.S. Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois	60093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 446-7500

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 27, 2005, the Board of Directors (“Board”) of Stepan Company (“Stepan”) approved the Restated Certificate of Incorporation of Stepan Company and the Amended and Restated Bylaws of Stepan Company.

The Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of Stepan, as previously amended and supplemented, and there is no discrepancy between the provisions of the existing Certificate of Incorporation and the provisions of the Restated Certificate of Incorporation. A copy of the Restated Certificate of Incorporation of Stepan Company is attached as Exhibit 3(i) hereto and incorporated herein by reference.

The changes to the Amended and Restated Bylaws were to increase the size of the Board from “seven” to “no more than eight” members, eliminate the Board’s Executive Committee, conform the description of each Board committee to its respective committee charter, eliminate the requirement that the Chairman of the Board and the Chief Executive Officer be the same individual, increase the dollar amounts of authorizations for the Chairman of the Board, the Chief Executive Officer and the President for certain corporate actions to $1 million, clarify the indemnity provisions, and add other language consistent with the Sarbanes-Oxley Act of 2002, current Stepan practices and corporate governance principles. A copy of the Amended and Restated Bylaws of Stepan Company is attached as Exhibit 3(ii) hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
3(i)	Restated Certificate of Incorporation of Stepan Company effective December 27, 2005

3(ii)	Amended and Restated Bylaws of Stepan Company effective December 27, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

By:	/s/ Kathleen M. Owens
Kathleen M. Owens
Assistant Secretary

Date: December 28, 2005

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EXHIBIT INDEX

Exhibit Number	Description
3(i)	Restated Certificate of Incorporation of Stepan Company effective December 27, 2005

3(ii)	Amended and Restated Bylaws of Stepan Company effective December 27, 2005

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